WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the
Consolidated Financial Statements of the Company for the three fiscal years ended December 31, 1994, December 30, 1995 and December 28, 1996 and for the
three months ended March 30, 1996 and March 29, 1997, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1
<CURRENCY> US DOLLARS
<CIK>  0001042743
<NAME> AMERISERVE FOOD DISTRIBUTION INC

<PERIOD-TYPE>                   YEAR                  YEAR               YEAR                     3-MOS              3-MOS
<FISCAL-YEAR-END>                 DEC-31-1994           DEC-30-1995          DEC-28-1996            DEC-28-1996         DEC-28-1997
<PERIOD-START>                    JAN-02-1994           JAN-01-1995          DEC-31-1995            DEC-31-1995         DEC-29-1996
<PERIOD-END>                      DEC-31-1994           DEC-30-1995          DEC-25-1996            MAR-30-1996         MAR-29-1997
<EXCHANGE RATE>                             1                     1                    1                      1                   1

<CASH>                                      0               575,000            2,162,000                      0           3,995,000
<MARKETABLE SECURITIES>                     0                     0                    0                      0                   0

<NOTES AND ACCOUNTS RECEIVABLES>            0            26,297,000           73,531,000                      0          79,061,000
<ALLOWANCES FOR DOUBTFUL
   ACCOUNTS>                                0           (1,170,000)          (4,896,000)                      0         (4,974,000)
<INVENTORY>                                 0            15,230,000           47,714,000                      0          62,909,000
<TOTAL CURRENT ASSETS>                      0            44,496,000          126,588,000                      0         153,898,000
<PROPERTY, PLANT & EQUPMENT>                0            14,718,000           46,315,000                      0          49,731,000

<ACCUMULATED DEPRECIATION>                  0           (7,806,000)         (12,478,000)                      0        (14,011,000)
<TOTAL-ASSETS>                              0            77,503,000          291,103,000                      0         320,846,000
<TOTAL-CURRENT-LIABILITIES>                 0            33,983,000          108,544,000                      0         127,281,000
<BONDS, MORTGAGES AND SIMILAR
   DEBT>                                    0                     0                    0                      0                   0
<PREFERRED-MANDATORY>                       0                     0                    0                      0                   0
<PREFERRED-NO MANDATORY                     0            15,000,000           45,000,000                      0          45,000,000
<COMMON STOCK>                              0                 6,000                6,000                      0               6,000

<OTHER-STOCKHOLDERS EQUITY>                 0           (4,849,000)          (2,331,000)                      0         (3,517,000)
<TOTAL-LIABILITY-&-EQUITY>                  0            77,503,000         291,103,000                       0         320,846,000
<NET SALES>                       358,516,000           400,017,000            1,280,000            231,732,000         308,727,000
<TOTAL-REVENUES>                  358,516,000           400,017,000            1,280,000            231,732,000         308,727,000
<COST OF GOODS SOLD>            (320,602,000)         (359,046,000)      (1,151,749,000)          (208,023,000)       (277,086,000)
<TOTAL-COST OF GOODS SOLD>      (320,602,000)         (359,046,000)      (1,151,749,000)          (208,023,000)       (277,086,000)

<OTHER-COSTS AND EXPENSES>         34,488,000            36,695,000          114,560,000             22,204,000          30,396,000
<PROVISION FOR DOUBTFUL
   ACCOUNTS>                                0                     0                    0                      0                  0
<INTEREST-EXPENSE>                  3,294,000             3,936,000           10,999,000              2,405,000           3,165,000
<INCOME-BEFORE TAXES AND
   OTHER ITEM>                        665,000             1,089,000            3,818,000              (801,000)         (1,835,000)
<INCOME-TAX EFFECT>                   523,000               583,000            1,300,000              (242,000)           (649,000)

<INCOME/LOSS-CONTINUING
   OPERATIONS>                        142,000               506,000            2,518,000              (559,000)         (1,186,000)
<DISCONTINUED OPERATIONS>                   0                     0                    0                      0                   0

<EXTRAORDINARY ITEMS>                       0                     0                    0                      0                   0
<CUMULATIVE EFFECT>                         0                     0                    0                      0                   0

<NET-INCOME/LOSS>                     142,000               506,000            2,516,000              (559,000)         (1,186,000)
<EARNINGS PER SHARE-PRIMARY>                0                     0                    0                      0                   0

<EARNINGS PER SHARE-
  FULLY DILUTED>                            0                     0                    0                      0                   0

